Citigroup Global Markets Holdings Inc.	March 9, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH1047 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, the Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing of the shares of the Technology Select Sector SPDR® Fund, the shares of the PowerShares QQQ TrustSM, Series 1 and the shares of the Consumer Discretionary Select Sector SPDR® Fund (each, the “underlying shares”).

▪	The securities offer modified exposure to the performance of the worst performing underlying shares, with (i) the opportunity to participate on a leveraged basis in a limited range of potential appreciation of the worst performing underlying shares and (ii) contingent repayment of the stated principal amount at maturity if the worst performing underlying shares depreciates, but only so long as that depreciation does not exceed 40.00%. In exchange, investors in the securities must be willing to accept a return based on whichever underlying shares are the worst performing underlying shares, forgo any appreciation of the worst performing underlying shares in excess of the maximum return at maturity specified below and forgo any dividends that may be paid on the stocks that constitute the underlying shares over the term of the securities. In addition, investors in the securities must be willing to accept full downside exposure to the worst performing underlying shares if the worst performing underlying shares depreciate by more than 40.00%. If the worst performing underlying shares depreciate by more than 40.00% from their initial share price to their final share price, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying shares have declined from their initial share price. There is no minimum payment at maturity.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying shares. You will not benefit in any way from the performance of the better performing underlying shares. You may incur a significant loss if any of the underlying shares perform poorly, even if the others perform favorably.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Barrier price**
	Shares of the Technology Select Sector SPDR® Fund (ticker symbol: “XLK”)	$70.51	$42.306
	Shares of the PowerShares QQQ TrustSM, Series 1 (ticker symbol: “QQQ”)	$173.16	$103.896
	Shares of the Consumer Discretionary Select Sector SPDR® Fund (ticker symbol: “XLY”)	$106.24	$63.744

The Technology Select Sector SPDR® Fund, the shares of the PowerShares QQQ TrustSM, Series 1 and the shares of the Consumer Discretionary Select Sector SPDR® Fund are each an “underlying share issuer.”

* For each of the underlying shares, their closing price on the pricing date

** For each of the underlying shares, 60% of their initial share price

Aggregate stated principal amount:	$1,048,000
Stated principal amount:	$1,000 per security
Pricing date:	March 9, 2018
Issue date:	March 14, 2018. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	March 9, 2023, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to any of the underlying shares
Maturity date:	March 14, 2023
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive an amount in cash determined as follows:

▪  If the final share price of the worst performing underlying shares is greater than their initial share price:
$1,000 + the leveraged return amount, subject to the maximum return at maturity

▪  If the final share price of the worst performing underlying shares is less than or equal to their initial share price but greater than or equal to their barrier price: $1,000

▪  If the final share price of the worst performing underlying shares is less than their barrier price:
$1,000 × (1 + the underlying shares return of the worst performing underlying shares)

If the final share price of the worst performing underlying shares is less than their barrier price, your payment at maturity will be less, and possibly significantly less, than $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Final share price:	For each of the underlying shares, their closing price on the valuation date
Worst performing underlying shares:	The underlying shares with the lowest underlying shares return
Underlying shares return:	For each of the underlying shares, (i) their final share price minus their initial share price, divided by (ii) their initial share price
Leveraged return amount:	$1,000 × the underlying shares return of the worst performing underlying shares × the leverage factor
Leverage factor:	225.00%
Maximum return at maturity	$650.00 per security (65.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,650.00 per security.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CSW7 / US17324CSW72
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$5.00	$995.00
Total:	$1,048,000.00	$5,240.00	$1,042,760.00

(1) On the date of this pricing supplement, the estimated value of the securities is $948.00 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. EA-02-06 dated April 7, 2017      Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus, each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the underlying shares. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an ETF”. The accompanying underlying supplement contains important disclosures regarding the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Relevant price. With respect to each of the underlying shares, the respective initial share price and barrier price are each a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the barrier price with respect to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of the valuation date. If the valuation date is not a scheduled trading day for any of the underlying shares or if a market disruption event occurs with respect to any of the underlying shares on the valuation date, the valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date.” If the valuation date is postponed, the final share price of each of the underlying shares will be determined based on (i) for any of the underlying shares for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing price of such underlying shares on the originally scheduled valuation date and (ii) for any other underlying shares, the closing price of such underlying shares on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying shares).

March 2018	PS-2

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial share price to the final share price of the worst performing underlying shares. Your return on the securities will depend solely on the performance of the worst performing underlying shares. You will not benefit in any way from the performance of the better performing underlying shares.

Investors in the securities will not receive any dividends on the securities held by the underlying shares. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors— Investing in the securities is not equivalent to investing in the underlying shares” below.

Worst-Of Barrier Securities Payment at Maturity Diagram

■ The Securities	■ The Worst Performing Underlying shares

March 2018	PS-3

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

The examples below are intended to illustrate how your payment at maturity will depend on the performance of the worst performing underlying shares. Your actual payment at maturity per security will depend on the actual final share price of the worst performing underlying shares.

Example 1—Upside Scenario A.

Underlying shares	Initial share price	Barrier price	Hypothetical final share price	Hypothetical underlying shares return
Shares of the Technology Select Sector SPDR® Fund	$70.51	$42.306	$84.61	20%
Shares of the PowerShares QQQ TrustSM, Series 1	$173.16	$103.896	$190.48	10%
Shares of the Consumer Discretionary Select Sector SPDR® Fund	$106.24	$63.744	$111.55	5%

In this example, the shares of the Consumer Discretionary Select Sector SPDR® Fund have the lowest underlying shares return and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares appreciated from their initial share price to their hypothetical final share price, your payment at maturity in this example would reflect leveraged exposure to the appreciation of the worst performing underlying shares, subject to the maximum return at maturity, and would be calculated as follows:

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum return at maturity of $650.00 per security

= $1,000 + ($1,000 × the underlying shares return of the worst performing underlying shares × the leverage factor), subject to the maximum return at maturity of $650.00 per security

= $1,000 + ($1,000 × 5% × 225.00%), subject to the maximum return at maturity of $650.00 per security

= $1,000 + $112.50, subject to the maximum return at maturity of $650.00 per security

= $1,112.50

Example 2—Upside Scenario B.

Underlying shares	Initial share price	Barrier price	Hypothetical final share price	Hypothetical underlying shares return
Shares of the Technology Select Sector SPDR® Fund	$70.51	$42.306	$126.92	80%
Shares of the PowerShares QQQ TrustSM, Series 1	$173.16	$103.896	$294.37	70%
Shares of the Consumer Discretionary Select Sector SPDR® Fund	$106.24	$63.744	$185.92	75%

In this example, the shares of the PowerShares QQQ TrustSM, Series 1 have the lowest underlying shares return and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares appreciated from their initial share price to their hypothetical final share price, your payment at maturity in this example would reflect leveraged exposure to the appreciation of the worst performing underlying shares, subject to the maximum return at maturity, and would be calculated as follows:

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum return at maturity of $650.00 per security

= $1,000 + ($1,000 × the underlying shares return of the worst performing underlying shares × the leverage factor), subject to the maximum return at maturity of $650.00 per security

March 2018	PS-4

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

= $1,000 + ($1,000 × 70.00% × 225.00%), subject to the maximum return at maturity of $650.00 per security

= $1,000 + $1,575.00, subject to the maximum return at maturity of $650.00 per security

= $1,650.00

Because the worst performing underlying shares appreciated from their initial share price to their hypothetical final share price and the leveraged return amount of $1,575.00 per security would result in a total return of maturity of 157.50%, which is greater than the maximum return at maturity of 65.00%, your payment at maturity in this scenario would equal the maximum payment at maturity of $1,650.00 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the worst performing underlying shares without a maximum return.

Example 3—Par Scenario.

Underlying shares	Initial share price	Barrier price	Hypothetical final share price	Hypothetical underlying shares return
Shares of the Technology Select Sector SPDR® Fund	$70.51	$42.306	$56.41	-20%
Shares of the PowerShares QQQ TrustSM, Series 1	$173.16	$103.896	$155.84	-10%
Shares of the Consumer Discretionary Select Sector SPDR® Fund	$106.24	$63.744	$116.86	10%

In this example, the shares of the Technology Select Sector SPDR® Fund have the lowest underlying shares return and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares depreciated from their initial share price to their hypothetical final share price, but not by more than 40%, your payment at maturity in this example would be equal to the $1,000 stated principal amount per security.

Example 4—Downside Scenario.

Underlying shares	Initial share price	Barrier price	Hypothetical final share price	Hypothetical underlying shares return
Shares of the Technology Select Sector SPDR® Fund	$70.51	$42.306	$49.36	-30%
Shares of the PowerShares QQQ TrustSM, Series 1	$173.16	$103.896	$51.95	-70%
Shares of the Consumer Discretionary Select Sector SPDR® Fund	$106.24	$63.744	$95.62	-10%

In this example, the shares of the PowerShares QQQ TrustSM, Series 1 have the lowest underlying shares return and are, therefore, the worst performing underlying shares. Because the final share price of the worst performing underlying shares is less than their barrier price, your payment at maturity in this example would reflect 1-to-1 exposure to the negative performance of the worst performing underlying shares from their initial share price to their final share price as follows:

Payment at maturity per security = $1,000 × (1 + the underlying shares return of the worst performing underlying shares)

= $1,000 × (1 + -70%)

= $1,000 × 30%

= $300.00

March 2018	PS-5

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying shares. If the final share price of the worst performing underlying shares is less than their barrier price, you will lose 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares has declined from the applicable initial share price. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The barrier feature of the securities exposes you to particular risks. If the final share price of the worst performing underlying shares is less than their barrier price, the contingent repayment of the stated principal amount at maturity will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying shares has declined from their initial share price. Therefore, the securities offer no protection at all if the worst performing underlying shares depreciate by more than 40.00% from their initial share price to their final share price. As a result, you may lose up to your entire investment in the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 65.00%, which is equivalent to a maximum return at maturity of $650.00 per security. Taking into account the leverage factor, any increase of more than approximately 28.89% from the initial share price of the worst performing underlying shares to their final share price will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities with respect to the worst performing underlying shares.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any of the underlying shares perform poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the other underlying shares. The securities may underperform a similar investment in all of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that at least one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities. The Technology Select Sector SPDR® Fund tracks an index that measures the performance of the technology sector of the U.S. equity market, the PowerShares QQQ TrustSM, Series 1 tracks an index of the 100 largest non-financial

March 2018	PS-6

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

companies listed on The NASDAQ Stock Market based on market capitalization, and the Consumer Discretionary Select Sector SPDR® Fund tracks an index that measures the performance of the GICS® consumer discretionary sector of the U.S. equity market. Accordingly, the underlying shares represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in the underlying shares. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the underlying shares. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. It is important to understand that, for purposes of measuring the performance of the underlying shares, the prices used will not reflect the receipt or reinvestment of dividends or distributions on the underlying shares. Dividend or distribution yield on the underlying shares would be expected to represent a significant portion of the overall return on a direct investment in the underlying shares, but will not be reflected in the performance of any of the underlying shares as measured for purposes of the securities (except to the extent that dividends and distributions reduce the closing prices of the underlying shares).

▪	Your payment at maturity depends on the closing price of the worst performing underlying shares on a single day. Because your payment at maturity depends on the closing price of the worst performing underlying shares solely on the valuation date, you are subject to the risk that the closing price of the worst performing underlying shares on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in any of the underlying shares or in another instrument linked to the underlying shares that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing prices of the worst performing underlying shares, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the

March 2018	PS-7

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the value and volatility of the underlying shares and a number of other factors, including the correlation among the underlying shares, dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Risks associated with the technology sector will affect the value of the securities. All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; diversified telecommunication services; communications equipment; semiconductors and semiconductor equipment; internet software and services; information technology services; electronic equipment, instruments and components; and wireless telecommunication services. The Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

March 2018	PS-8

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

▪	Risks associated with the consumer discretionary sector will affect the value of the securities. All or substantially all of the equity securities held by the Consumer Discretionary Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the consumer discretionary sector, including the following industries: media; retail (specialty, multiline, internet and catalog); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure equipment and products; and diversified consumer services. The Consumer Discretionary Select Sector SPDR® Fund is concentrated in the consumer discretionary sector, which means the Consumer Discretionary Select Sector SPDR® Fund will be more affected by the performance of the consumer discretionary sector than a fund or index that was more diversified.

Market or economic factors impacting consumer discretionary companies and companies that rely heavily on Consumer Discretionary advances could have a major effect on the value of the Consumer Discretionary Select Sector SPDR® Fund. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

The factors described above affect the consumer discretionary sector generally and could affect the value of the securities held by the Consumer Discretionary Select Sector SPDR® Fund and thus the value of the Consumer Discretionary Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	Changes that affect the underlying shares may affect the value of your securities. The sponsors of the indices underlying the underlying share issuers may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. In addition, the investment advisors to their respective underlying share issuers may change the manner in which their respective underlying share issuers operate or their investment objectives at any time. We are not affiliated with any such index sponsor or investment adviser and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the underlying shares and the value of and your payment at maturity on the securities.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying share issuers unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of such underlying shares by the amount of the dividend per share. If any underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market prices of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the relevant underlying shares would not.

▪	The securities may become linked to shares of an exchange-trade fund other than the underlying share issuers upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if any of the underlying share issuers enter into a merger agreement that provides for holders of the underlying shares to receive shares of another entity, the shares of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the underlying shares are delisted, or any of the underlying share issuers are otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The price and performance of shares of each of the underlying share issuers may not completely track the performance of its underlying index or its net asset value per share. The underlying share issuers do not fully replicate the underlying index that they seek to track and may hold securities different from those included in their respective ETF underlying indices. In addition, the performance of the underlying shares reflects additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying shares and their respective underlying indices. In addition, corporate actions with respect to the equity securities constituting the underlying share

March 2018	PS-9

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

issuers’ respective underlying indices or held by the the underlying share issuers (such as mergers and spin-offs) may impact the variance between the performance of the the underlying share issuers and their respective underlying indices. Finally, because shares of the underlying share issuers are traded on the NASDAQ and are subject to market supply and investor demand, the market value of the underlying shares may differ from their net asset values per share.

During periods of market volatility, stocks underlying the underlying share issuers may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying share issuers and the liquidity of the underlying share issuers may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying share issuers. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell shares of the underlying share issuers. As a result, under these circumstances, the market values of the underlying share issuers may vary substantially from their net asset values per share. For all of the foregoing reasons, the performance of the underlying share issuers might not correlate with the performance of their underlying index and/or their net asset values per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	Our offering of the securities is not a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the securities held by the underlying share issuers or in instruments related to the underlying shares or such securities, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the values of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers or the issuers of the stocks held by the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, or events with respect to the any of the underlying share issuers that may require a dilution adjustment or the delisting of the underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities.

March 2018	PS-10

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the Technology Select Sector Index. The Technology Select Sector Index measures the performance of the technology sector of the U.S. equity market. The Technology Select Sector SPDR® Fund is managed by SsgA Funds Management, Inc. (“SSgA FM”), an investment adviser to the Technology Select Sector SPDR® Fund, and the SPDR® Series Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. Information provided to or filed with the SEC by The SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions—Technology Select Sector SPDR® Fund” in the accompanying underlying supplement for important disclosures regarding the Technology Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the Technology Select Sector SPDR® Fund or other securities of the Technology Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement and in the accompanying underlying supplement regarding the Technology Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Technology Select Sector SPDR® Fund or the Technology Select Sector Index.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Technology Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the Technology Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing prices of the shares of the Technology Select Sector SPDR® Fund for each day such price was available from January 2, 2008 to March 9, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the Technology Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the Technology Select Sector SPDR® Fund as an indication of future performance.

March 2018	PS-11

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Technology Select Sector SPDR® Fund – Historical Closing Prices January 2, 2008 to March 9, 2018

* The red line indicates the barrier price with respect to the Technology Select Sector SPDR® Fund of $42.306, equal to 60.00% of the applicable closing price on March 9, 2018.

Technology Select Sector SPDR® Fund	High	Low	Dividends
2008
First Quarter	$26.16	$21.78	$0.12262
Second Quarter	$25.43	$22.52	$0.00550
Third Quarter	$23.70	$19.07	$0.15121
Fourth Quarter	$19.52	$13.20	$0.08051
2009
First Quarter	$16.31	$13.22	$0.07717
Second Quarter	$18.43	$16.06	$0.08063
Third Quarter	$20.99	$17.34	$0.07670
Fourth Quarter	$23.13	$20.25	$0.07946
2010
First Quarter	$23.26	$20.84	$0.07310
Second Quarter	$24.06	$20.40	$0.07893
Third Quarter	$23.15	$20.29	$0.08078
Fourth Quarter	$25.28	$22.84	$0.09000
2011
First Quarter	$27.01	$24.69	$0.08359
Second Quarter	$26.84	$24.49	$0.09823
Third Quarter	$26.74	$22.52	$0.09350
Fourth Quarter	$26.51	$23.04	$0.10923
2012
First Quarter	$30.44	$25.81	$0.09640
Second Quarter	$30.48	$27.20	$0.10857
Third Quarter	$31.66	$27.90	$0.00000
Fourth Quarter	$31.05	$27.62	$0.12996
2013
First Quarter	$30.43	$29.21	$0.29197

March 2018	PS-12

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Second Quarter	$32.20	$29.31	$0.00000
Third Quarter	$32.80	$30.75	$0.31297
Fourth Quarter	$35.74	$31.53	$0.17131
2014
First Quarter	$36.65	$34.09	$0.15732
Second Quarter	$38.42	$35.20	$0.17602
Third Quarter	$40.60	$38.42	$0.17376
Fourth Quarter	$42.49	$37.21	$0.21649
2015
First Quarter	$43.43	$39.90	$0.17343
Second Quarter	$43.78	$41.36	$0.19289
Third Quarter	$43.67	$37.70	$0.18343
Fourth Quarter	$44.57	$39.52	$0.21590
2016
First Quarter	$44.45	$38.73	$0.22023
Second Quarter	$44.70	$41.42	$0.21131
Third Quarter	$47.91	$43.15	$0.19557
Fourth Quarter	$49.17	$46.02	$0.21623
2017
First Quarter	$53.43	$48.79	$0.20524
Second Quarter	$57.44	$52.37	$0.22338
Third Quarter	$59.10	$54.34	$0.20922
Fourth Quarter	$65.13	$59.19	$0.23825
2018
First Quarter (through March 9, 2018)	$70.51	$62.01	$0.00000

The closing price of shares of the Technology Select Sector SPDR® Fund on March 9, 2018 was $70.51.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the Technology Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the Technology Select Sector SPDR® Fund.

Information About the PowerShares QQQ TrustSM, Series 1

The PowerShares QQQ TrustSM, Series 1 is an exchange-traded fund that seeks to provide investment results that, before expenses, generally correspond to the performance of the NASDAQ-100 Index®. The NASDAQ-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on The NASDAQ Stock Market based on market capitalization.

The PowerShares QQQ TrustSM, Series 1 is a registered investment company. Information provided to or filed with the SEC by the PowerShares QQQ TrustSM, Series 1 pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811- 08947, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The PowerShares QQQ TrustSM, Series 1 trades on the NASDAQ Stock Market under the ticker symbol “QQQ.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the PowerShares QQQ TrustSM, Series 1. We have derived all disclosures contained in this pricing supplement regarding the PowerShares QQQ TrustSM, Series 1 from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the PowerShares QQQ TrustSM, Series 1 or the NASDAQ 100 Index®.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. PowerShares QQQ TrustSM, Series 1 is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the PowerShares QQQ TrustSM, Series 1.

March 2018	PS-13

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Historical Information

The graph below shows the closing price of the shares of the PowerShares QQQ TrustSM, Series 1 for each day such price was available from January 2, 2008 to March 9, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the PowerShares QQQ TrustSM, Series 1 for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the PowerShares QQQ TrustSM, Series 1 as an indication of future performance.

PowerShares QQQ TrustSM, Series 1 – Historical Closing Prices January 2, 2008 to March 9, 2018

* The red line indicates the barrier price with respect to the PowerShares QQQ TrustSM, Series 1 of $103.896, equal to 60.00% of the applicable closing price on March 9, 2018.

PowerShares QQQ TrustSM, Series 1	High	Low	Dividends
2008
First Quarter	$50.45	$41.22	$0.00000
Second Quarter	$50.55	$44.03	$0.03252
Third Quarter	$48.27	$37.82	$0.03441
Fourth Quarter	$38.47	$25.56	$0.07153
2009
First Quarter	$31.50	$25.74	$0.00000
Second Quarter	$36.95	$30.77	$0.04888
Third Quarter	$42.65	$34.53	$0.04394
Fourth Quarter	$46.22	$40.88	$0.11836
2010
First Quarter	$48.39	$42.64	$0.00000
Second Quarter	$50.52	$42.71	$0.05146
Third Quarter	$49.66	$42.46	$0.0893
Fourth Quarter	$54.89	$48.48	$0.21987
2011
First Quarter	$58.89	$54.17	$0.00000
Second Quarter	$59.23	$53.79	$0.07687
Third Quarter	$59.60	$50.03	$0.12079
Fourth Quarter	$58.94	$51.14	$0.26486

March 2018	PS-14

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

2012
First Quarter	$68.22	$56.90	$0.00000
Second Quarter	$68.25	$60.41	$0.11283
Third Quarter	$70.40	$62.42	$0.14312
Fourth Quarter	$69.35	$62.03	$0.56683
2013
First Quarter	$68.97	$66.31	$0.00000
Second Quarter	$74.30	$67.14	$0.15931
Third Quarter	$79.50	$71.73	$0.22361
Fourth Quarter	$87.96	$76.96	$0.51012
2014
First Quarter	$ 91.06	$84.29	$0.37313
Second Quarter	$ 93.91	$84.11	$0.20606
Third Quarter	$100.28	$94.22	$0.24910
Fourth Quarter	$106.01	$91.79	$0.62461
2015
First Quarter	$109.38	$99.65	$0.00000
Second Quarter	$110.96	$105.05	$0.24806
Third Quarter	$113.98	$98.09	$0.25416
Fourth Quarter	$115.16	$102.22	$0.60235
2016
First Quarter	$109.50	$96.32	$0.00000
Second Quarter	$111.23	$102.22	$0.31780
Third Quarter	$119.09	$107.42	$0.28665
Fourth Quarter	$120.82	$113.65	$0.64881
2017
First Quarter	$132.47	$119.54	$0.00000
Second Quarter	$143.57	$130.40	$0.27415
Third Quarter	$146.42	$136.19	$0.37842
Fourth Quarter	$158.64	$145.58	$0.64879
2018
First Quarter (through March 9, 2018)	$173.16	$153.45	$0.00000

The closing price of shares of the PowerShares QQQ TrustSM, Series 1 on March 9, 2018 was $173.16.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the PowerShares QQQ TrustSM, Series 1 in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the PowerShares QQQ TrustSM, Series 1.

Information About the Consumer Discretionary Select Sector SPDR® Fund

The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector Index measures the performance of the GICS® consumer discretionary sector of the U.S. equity market. The Consumer Discretionary Select Sector SPDR® Fund is managed by SsgA Funds Management, Inc. (“SSgA FM”), an investment adviser to the Consumer Discretionary Select Sector SPDR® Fund, and the SPDR® Series Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Consumer Discretionary Select Sector SPDR® Fund. Information provided to or filed with the SEC by The SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions— Consumer Discretionary Select Sector SPDR® Fund” in the accompanying underlying supplement for important disclosures regarding the Consumer Discretionary Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the Consumer Discretionary Select Sector SPDR® Fund or other securities of the issuer of the Consumer Discretionary Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement and in the accompanying underlying supplement regarding the Consumer Discretionary Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has

March 2018	PS-15

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

participated in the preparation of such documents or made any due diligence inquiry with respect to the Consumer Discretionary Select Sector SPDR® Fund or the Consumer Discretionary Select Sector Index.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Consumer Discretionary Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the Consumer Discretionary Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing price of the shares of the Consumer Discretionary Select Sector SPDR® Fund for each day such price was available from January 2, 2008 to March 9, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the Consumer Discretionary Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the Consumer Discretionary Select Sector SPDR® Fund as an indication of future performance.

Consumer Discretionary Select Sector SPDR® Fund – Historical Closing Prices January 2, 2008 to March 9, 2018

* The red line indicates the barrier price with respect to the Consumer Discretionary Select Sector SPDR® Fund of $63.744, equal to 60.00% of the applicable closing price on March 9, 2018.

Consumer Discretionary Select Sector SPDR® Fund	High	Low	Dividends
2008
First Quarter	$32.97	$29.56	$0.23482
Second Quarter	$33.67	$28.28	$0.03962
Third Quarter	$31.57	$26.71	$0.11182
Fourth Quarter	$27.84	$16.33	$0.26686
2009
First Quarter	$23.01	$16.11	$0.00000
Second Quarter	$24.43	$20.01	$0.10246
Third Quarter	$27.82	$21.80	$0.18781
Fourth Quarter	$30.26	$26.53	$0.16074

March 2018	PS-16

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

2010
First Quarter	$33.11	$28.59	$0.06224
Second Quarter	$35.95	$29.13	$0.10533
Third Quarter	$33.75	$29.04	$0.10487
Fourth Quarter	$37.77	$33.38	$0.21964
2011
First Quarter	$40.02	$37.10	$0.12592
Second Quarter	$40.87	$37.80	$0.13335
Third Quarter	$41.62	$34.06	$0.12771
Fourth Quarter	$39.90	$33.84	$0.21959
2012
First Quarter	$45.39	$39.37	$0.13698
Second Quarter	$46.16	$41.74	$0.15177
Third Quarter	$47.79	$42.73	$0.00000
Fourth Quarter	$48.29	$44.88	$0.16578
2013
First Quarter	$52.96	$48.45	$0.30551
Second Quarter	$57.68	$52.55	$0.15786
Third Quarter	$61.54	$56.79	$0.35666
Fourth Quarter	$66.83	$58.90	$0.26153
2014
First Quarter	$67.51	$61.17	$0.20752
Second Quarter	$66.94	$62.24	$0.21241
Third Quarter	$69.26	$65.35	$0.22861
Fourth Quarter	$72.78	$63.17	$0.29314
2015
First Quarter	$76.88	$68.76	$0.25527
Second Quarter	$78.19	$75.02	$0.24699
Third Quarter	$80.29	$71.10	$0.28897
Fourth Quarter	$81.77	$74.81	$0.32518
2016
First Quarter	$79.19	$68.51	$0.32105
Second Quarter	$80.53	$74.77	$0.27670
Third Quarter	$82.16	$78.24	$0.29995
Fourth Quarter	$84.36	$76.73	$0.49206
2017
First Quarter	$87.95	$81.88	$0.26054
Second Quarter	$92.24	$86.55	$0.27463
Third Quarter	$92.09	$88.25	$0.31795
Fourth Quarter	$99.27	$90.25	$0.33187
2018
First Quarter (through March 9, 2018)	$109.00	$100.16	$0.00000

The closing price of shares of the Consumer Discretionary Select Sector SPDR® Fund on March 9, 2018 was $106.24.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the Consumer Discretionary Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the Consumer Discretionary Select Sector SPDR® Fund.

March 2018	PS-17

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the underlying shares. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

March 2018	PS-18

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $5.00 for each $1,000 security sold in this offering. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisors employed by such affiliated broker-dealers will receive a fixed selling concession, of $5.00 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $5.00 for each $1,000 security they sell directly to the public.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not

March 2018	PS-19

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

obligated to buy the securities from investors at any time. See “Summary Risk Factors — The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

March 2018	PS-20

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

March 2018	PS-21

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on the Worst Performing of the Shares of the Technology Select Sector SPDR® Fund, Shares of the PowerShares QQQ TrustSM, Series 1 and the Shares of the Consumer Discretionary Select Sector SPDR® Fund Due March 14, 2023

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

March 2018	PS-22